EXHIBIT 8.1

SUBSIDIARIES

List of Subsidiaries

Company Name (English)	Company Name (Chinese)	Country of Incorporation/Formation	Ownership
EPakia Inc.	N/A	United States	Wholly owned subsidiary of Tantech Holdings Ltd
USCNHK Group Limited	N/A	Hong Kong	Wholly owned subsidiary of Tantech Holdings Ltd

EAG International Vantage Capitals Limited	欧亚通国际资本有限公司	Hong Kong	Wholly owned subsidiary of Tantech Holdings Ltd

China East Trade Co., Limited	中国上东贸易有限公司	Hong Kong	Wholly owned subsidiary of EAG International Vantage Capitals Limited

Tantech Holdings (Lishui) Co., Ltd.	碳博士控股（丽水）有限公司	People’s Republic of China	Wholly owned subsidiary of USCNHK Group Limited

Eurasia New Energy Automotive (Jiangsu) Co., Ltd.	欧亚通新能源（江苏）汽车有限公司	People’s Republic of China	Wholly owned subsidiary of EAG International Vantage Capitals Limited

Eurasia Holdings (Zhejiang) Co., Ltd.	欧亚通控股（浙江）有限公司	People’s Republic of China	Wholly owned subsidiary of EAG International Vantage Capitals Limited

Shangchi (Zhejiang) Intelligent Equipment Co., Ltd.	上弛(浙江)智能设备有限公司	People’s Republic of China	Wholly owned subsidiary of EAG International Vantage Capitals Limited

Shanghai Jiamu Investment Management Co., Ltd.	上海佳木投资管理有限公司	People’s Republic of China	Wholly owned subsidiary of EAG International Vantage Capitals Limited
Zhejiang Shangchi New Energy Automobile Co., Ltd.	浙江上驰新能源车辆有限公司	People’s Republic of China	Wholly owned subsidiary of Tantech Holdings (Lishui) Co., Ltd.

Lishui Smart New Energy Automobile Co., Ltd.	丽水智动新能源车辆有限公司	People’s Republic of China	Wholly owned subsidiary of Tantech Holdings (Lishui) Co., Ltd.

Lishui Xincai Industrial Co., Ltd.	丽水鑫财实业 有限公司	People’s Republic of China	Wholly owned subsidiary of Tantech Holdings (Lishui) Co., Ltd.
Zhejiang Zhuguxingqi Technology Co., Ltd.	浙江竹谷兴企业科技有限公司	People’s Republic of China	Wholly owned subsidiary of Lishui Xincai Industrial Co., Ltd.

1

Hangzhou Tanbo Technology Co., Ltd.	杭州炭博科技有限公司	People’s Republic of China	Wholly owned subsidiary of Lishui Xincai Industrial Co., Ltd.
Hangzhou Wangbo Investment Management Co., Ltd.	杭州王博投资管理有限公司	People’s Republic of China	Wholly owned subsidiary of Shanghai Jiamu Investment Management Co., Ltd. .

Hangzhou Jiyi Investment Management Co., Ltd.	杭州吉益投资管理有限公司	People’s Republic of China	Wholly owned subsidiary of Shanghai Jiamu Investment Management Co., Ltd.

Shangchi Automobile Co., Ltd.	上驰汽车有限公司	People’s Republic of China

51%-owned subsidiary of Hangzhou Wangbo Investment Management Co., Ltd., with the remaining equity interest of 19% and 30% owned, respectively, by Hangzhou Jiyi Investment Management Co., Ltd. and an unrelated third party.

Zhejiang Shangchi Medical Equipment Co., Ltd.	浙江上驰医疗装备有限公司	People’s Republic of China	Wholly owned subsidiary of Zhejiang Shangchi Medical Equipment Co., Ltd.
Shenzhen Yimao New Energy Sales Co., Ltd.	深圳益茂新能源销售有限公司	People’s Republic of China	Wholly owned subsidiary of Shangchi Automobile Co., Ltd.

Hangzhou Eurasia Supply Chain Co., Ltd.	杭州欧亚供应链有限公司	People’s Republic of China	Wholly owned subsidiary of Eurasia Holdings (Zhejiang) Co., Ltd.

Gangyu Trading (Jiangsu) Co., Ltd.	港誉贸易（江苏）有限公司	People’s Republic of China	Wholly owned subsidiary of Euroasia New Energy Automotive (Jiangsu) Co., Ltd.

Shanghai Wangju Industrial Group Co., Ltd.	上海旺桔实业集团有限公司	People’s Republic of China	Wholly owned subsidiary of Shanghai Jiamu Investment Management Co., Ltd.

Shenzhen Shangdong Trading Co., Ltd.	深圳市上东贸易有限公司	People’s Republic of China	Wholly owned by Shanghai Wangju Industrial Group Co., Ltd.

First International Commercial Factoring (Shenzhen) Co., Ltd.		People’s Republic of China	75% owned by Shenzhen Shangdong Trading Co., Ltd., 25% owned by China East Trade Co., Limited.

2